Exhibit 5.1

February 14, 2006

Acorda Therapeutics, Inc.

15 Skyline Drive
Hawthorne, New York 10532

Ladies and Gentlemen:

We are acting as counsel to Acorda Therapeutics, Inc., a Delaware corporation (the Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), of up to 5,481,334 shares of Common Stock, $0.001 par value per share (the “Shares”), of the Company, issuable under the Company’s 1999 Employee Stock Option Plan, as amended, and the Company's 2006 Employee Incentive Plan, as amended (collectively, the “Plans”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that, when the terms of the issuance and sale of the Shares have been duly established in conformity with the Company’s Certificate of Incorporation and the applicable Plans, the Shares, when duly issued and paid for as contemplated in the applicable Plans and any applicable agreements relating thereto, and assuming compliance with the Act, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York.  We do not express any opinion herein on any laws other than the law of the State of New York, the DGCL and the Federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ COVINGTON & BURLING